Exhibit 99.1

WageWorks Provides Update on Form 10-K Filing

SAN MATEO, Calif., March 25, 2019 — WageWorks, Inc. (NYSE: WAGE), a leader in administering Consumer-Directed Benefits, today provided an update regarding its Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”).

As reported by WageWorks in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2019, the Company was unable to file its Form 10-K within the prescribed time period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expired on March 18, 2019.

The Company continues to work diligently to complete the preparation of its consolidated financial statements in order to be in a position to file its Form 10-K for the fiscal year ended December 31, 2018 with the SEC as soon as possible, but in any event no later than May 2019. The Company expects to file its Form 10-Q for the quarter ended March 30, 2019 in June 2019. In summary, the Company anticipates achieving compliance with the periodic and annual report requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in June 2019 at the latest.

The Company also announced that, as expected, it has received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from March 1, 2019 to file the Form 10-K with the SEC. The Company can regain compliance with the NYSE continued listing requirements at any time before that date by filing the Form 10-K with the SEC. If the Company fails to file the Form 10-K before the NYSE’s six-month compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Statements that include the words “anticipates,” “expects,” “believes,” “intends,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including the Company’s expected timing for filing its Form 10-Q for the quarter ended March 30, 2019 and its Form 10-K. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including. For a discussion of this and other related risks, please refer to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the SEC and similar disclosures in subsequent periodic and current reports filed with the SEC. Readers of this press release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this press release.

About WageWorks

WageWorks, Inc. (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits (CDBs). WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts (HSAs), health and dependent care Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

Media Contact:

Elizabeth Anderson

WageWorks, Inc.

972.984.0800

Elizabeth.Anderson@Wageworks.com

Investor Contact:

Michael Smiley

650.577.5303

Michael.Smiley@wageworks.com